Consulting Agreement Amendment

         This Consulting Agreement Amendment (the "Amendment") is made and entered into by and between AmeriNet Group.com, Inc., a publicly held Delaware corporation with a class of equity securities registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and currently trading on the over the counter bulletin board operated by but not a part of the NASD under the symbol "ABUY" ("AmeriNet"); and, The Yankee Companies, Inc., a Florida corporation ("Yankees"; AmeriNet and Yankees being hereinafter collectively referred to as the "Parties" and generically as a "Party").

                                   Preamble :

         WHEREAS, the Parties entered into a long term consulting agreement during November of 1998, which calls for the payment of cash fees starting on November 24, 1999, but AmeriNet lacks the liquid resources to make such payments, and has requested that Yankees consider alternative compensation arrangements; and

         WHEREAS, Yankees is agreeable to such a modification but believes that the arrangements must be adequately flexible to permit additional modifications if required to avoid distortion of the accounting treatment of AmeriNet's earnings; and

         WHEREAS, the Parties have determined that amendment of the Agreement as set forth below is in their mutual best interests:

         NOW, THEREFORE, in consideration for Yankees's agreement to render the hereinafter described services as well as of the premises, the sum of TEN ($10) DOLLARS, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

                                   Witnesseth:

FIRST:   Amendments

         Section 1.4 of the Agreement is hereby amended as follows:

(A) The initial 365 day period during which AmeriNet is not required to pay hourly or licensing fees for Yankees services or the use of proprietary Yankees documents is extended until December 31, 2000, provided, however, that AmeriNet shall pay compensation in shares of its common stock for the use of Yankees general counsel as its general counsel, or for the use of any other Yankees personnel as an officer or director, based on negotiations and agreements separate and apart from the Agreement or this Amendment.

(B) The term of the Yankees Class A Options and the related Warrant is hereby extended to the later of December 31, 2003 or the sixth month following registration of the Class A Options and the underlying common stock with the Securities and Exchange Commission; provided that no part of the Class A Options may be exercised until after January 1, 2001 unless the Agreement is terminated.

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(C)      The quantity of the  Registrant's  common stock  subject to the Class A
         Options and the related Warrant is hereby   increased from 10% to 12.5%
         of AmeriNet's outstanding or reserved common stock (the term reserved indicating stock not issued but allocated for a specific purpose such as to cover obligations under existing options or agreements and shall
         not  merely  refer to   authorized  common  stock  not so  specifically
         allocated), measured as of the time the last share of common stock subject to the Warrant is issued, and the aggregate cost for exercise thereof is hereby increased from $60,000 to $90,000.

(D) Yankees shall continue to have preferential rights to subscribe for any securities offered by the Registrant by being entitled to a right of first refusal with reference to subscription therefor at a price equal to 50% of the price paid by any other subscriber to the subject offering, limited offering, rights offering or private placement.

SECOND:           Survival of Non-amended provisions

     Except as amended hereby or as required to fully implement the intent of the amendments effected hereby, the Agreement shall remain in full force and effect, except that the Parties hereby agree that to the extent possible under generally accepted accounting principals and the auditing rules of the Securities and Exchange Commission, the compensation granted to Yankees under the Agreement, as amended hereby, shall not be interpreted to require AmeriNet to treat non-cash compensation as though it had been paid in cash, as an expense, and then the cash received had been contributed by Yankees to AmeriNet as a capital contribution, and if such interpretation cannot be legally avoided, the Parties agree to make negotiate in good faith to modify the terms of the Agreement so as to provide the compensation called for in a manner that avoids such accounting treatment.

     In Witness Whereof, the Parties have executed this Agreement, effective as of the last date set forth below.

Signed, Sealed & Delivered
         In Our Presence

                                                        AmeriNet Group.com, Inc.

----------------------------
                                                           /s/ Micahel H. Jordan
____________________________               By:      ____________________________
                                                Michael Harris Jordan, President

Dated: November 23, 1999

                                                      The Yankee Companies, Inc.

----------------------------
                                                           /s/ Leonard M. Tucker
____________________________               By:      ____________________________
                                                 Leonard Miles Tucker, President

Dated: November 23, 1999


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